                                      LEASE

      THIS INSTRUMENT IS A LEASE, dated as of January __ 2005, by and between 492 OCP LLC, a Massachusetts limited liability company, as Landlord, and MOLDFLOW CORPORATION (NASDAQ: MFLO), a Delaware corporation, as Tenant, which relates to space in the building known as Framingham Corporate Center (the "BUILDING") located at 492 Old Connecticut Path, Framingham, Massachusetts. The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I

                             BASIC LEASE PROVISIONS

1.1 INTRODUCTION. The following terms and provisions set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed:

1.2 BASIC DATA.

      LANDLORD: 492 OCP, LLC, a Massachusetts limited liability company

      LANDLORD'S ADDRESS:

                  c/o MARIC Inc.
                  Suite U-9
                  160 Commonwealth Avenue
                  Boston, MA 02116

      TENANT: Moldflow Corporation (NASDAQ: MFLO), a Delaware corporation

      TENANT'S ORIGINAL ADDRESS: 430 Boston Post Road
                                 Wayland, MA  01778
                                 Attn: ________________

      GUARANTOR: None.

BASIC RENT:

    PERIOD        BASIC RENT (PER ANNUM)     MONTHLY PAYMENT     PER R.S.F.
(LEASE YEARS)
      1                $393,486.25             $ 32,790.52       $     21.25
      2                $407,374.00             $ 33,947.83       $     22.00
      3                $430,520.25             $ 35,876.69       $     23.25
      4                $444,408.00             $ 37,034.00       $     24.00
      5                $467,554.25             $ 38,962.85       $     25.25
      6                $481,442.00             $ 40,120.17       $     26.00
      7                $504,588.25             $ 42,049.02       $     27.25

      Notwithstanding anything to the contrary contained in this Lease, provided Tenant is not in default in the performance of its obligations under this Lease, Basic Rent shall be abated for the first five (5) months of the Initial Term. If Basic Rent is abated pursuant to Section 4.4 due to a delay in the completion of Landlord's Work not attributable to Tenant's Delay (as defined in Section 4.4), said five (5) month period shall commence at the expiration of such abatement.

      COMMENCEMENT DATE: April 1, 2005.

      TENANT'S ELECTRICAL CHARGE: $1.25 per r.s.f., subject to adjustment as provided in Exhibit C.

      PREMISES RENTABLE AREA: Approximately 18,517 square feet. Said rentable area is agreed to by the parties and is not subject to further measurement or computation.

      PERMITTED USE: General office purposes, and no other purpose.

      ESCALATION FACTOR: 11.61% as computed in accordance with the Escalation Factor Computation

      INITIAL TERM: Seven (7) years, beginning on the Commencement Date.

      EXTENSION TERM: One (1) five (5) year period, as provided in Section
      14.31.

      SECURITY DEPOSIT: $37,254.00, payable by letter of credit as provided in
      Section 14.27.

      BASE OPERATING EXPENSES: $1,021,371.00

      BASE TAXES: $662,375.00

1.3 ADDITIONAL DEFINITIONS.

      MANAGER: Maric, Inc., or any successor management company retained by Landlord for the purpose of providing management services to the Property.

      BUILDING RENTABLE AREA: 159,528 rentable square feet

      BUSINESS DAYS: All days except Saturday, Sunday, New Year's Day, Martin Luther King Day, President's Day, Patriots Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday).

      DEFAULT OF TENANT: As defined in Section 13.1.

      ESCALATION CHARGES: The amounts prescribed in Article VIII, Article IX,
      Section 14.18 and the Tenant's Electrical Charge.

      ESCALATION FACTOR COMPUTATION: Premises Rentable Area divided by the Building Rentable Area.

      FORCE MAJEURE: Collectively and individually, strike or other labor trouble, fire or other casualty, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of, or inability to obtain, fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control.

      INITIAL PUBLIC LIABILITY INSURANCE: Three Million and No/100ths ($3,000,000.00) Dollars per occurrence (combined single limit) for property damage, bodily injury or death with an aggregate limit of Five Million and No/100ths ($5,000,000.00) Dollars.

      LAND PARCEL: The parcel of land upon which the Building is located shown on a certain plan entitled "Plan of Land in Framingham, Mass. owned by Robert A. LeBewohl" dated February 22, 1982, Scale 1" = 40', prepared by McCarthy and Sullivan Engineering, Inc., which plan is recorded with Middlesex South Registry of Deeds in Book 14550, Page 283.

      LEASE YEAR OR LEASE YEAR. Each consecutive 12 calendar month period commencing on the Commencement Date and each anniversary thereof.

      OPERATING EXPENSES: As set forth in Article IX.

      OPERATING YEAR. As defined in Section 9.1.

      PREMISES: The portion of the floor of the Building shown on Exhibit A annexed hereto.

      PROPERTY: The Building and the Land Parcel.

      TAX YEAR: As defined in Section 8.1.

      TAXES: As determined in accordance with Section 8. 1.

      TENANTS REMOVABLE PROPERTY: As defined in Section 5.2.

      TERM OF THIS LEASE: The Initial Term and any extension thereof in accordance with the provisions hereof.

      EXHIBITS: The following Exhibits are annexed to this Lease and incorporated herein by this reference:

      Exhibit A - Plan Showing Premises
      Exhibit B - Landlord's Work
      Exhibit C - Building Services
      Exhibit D - Operating Expenses

                                   ARTICLE II

                        PREMISES AND APPURTENANT RIGHTS.

2.1 LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

2.2 APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, the common entrances, exits, roads and walkways on the Land Parcel, public or common lobbies, hallways, stairways, and elevators and common walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor. In addition, Tenant shall have the non-exclusive right in common with others from time to time entitled thereto to the use of the loading docks serving the Building and sixty-five (65) unassigned parking spaces in common with other tenants and occupants of the Building.

      Tenant shall have no other appurtenant rights other than those specifically set forth in this Section 2.2(a) and all such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

      (b) Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows, except the inner surfaces thereof and any space or areas in the

      Premises used for shafts, pipes, stacks, conduits, fan rooms ducts, electricity or other utilities, mechanical rooms or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a part thereof. Tenant agrees that Landlord shall have the right to place in the Premises interior storm windows, subcontrol devices (by way of illustration, an electric sub panel, etc.), utility lines, pipes, equipment and the like, in, over and upon the Premises. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls as may be installed by Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls.

      (c) All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord in or near the Building, including employee parking areas, loading docks, if any, sidewalks and ramps, landscaped areas, exterior stairways, rest rooms and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, clients and customers shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right to construct, maintain and operate lighting facilities on all said areas and improvements, to police same, from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to, to restrict parking by tenants, occupants and their respective employees to employee parking areas, to designate parking spaces for "visitor" or "reserved" parking, to close all or any portion of said parking areas or facilities to such extent as may, in the reasonable opinion of Landlord, be legally required to prevent a dedication thereof or the accrual of any right to any person or the public therein, to close temporarily all or any portion of the parking areas or facilities, to discourage parking by persons not having business in the Building, and to do and perform such other acts in and to said parking areas and facilities as Landlord shall determine to be advisable. Landlord will operate and maintain the common facilities referred to above in a manner consistent with other first class office buildings in the Natick/Framingham area.

      (d) Landlord hereby reserves the right at any time to remodel, refurbish, make alterations or additions to the Building, provided, however, that Landlord will make reasonable efforts not to interfere with Tenants business operations to the extent possible. Tenant agrees that Tenant will not, through any act or omission on the part of Tenant, in any way hinder, impede, frustrate the efforts of the Landlord in commencing and/or completing such alterations, additions, remodeling or refurbishing in a timely fashion. Landlord further reserves the exclusive right to the roof.

      (e) If requested by Landlord, Tenant shall notify Landlord of the license plate number, year, make and model of the automobiles entitled to use the parking facilities and if Landlord shall institute a program to control access to parking area by means of parking stickers, access cards or similar means, Tenant shall require its employees to participate in such program.

                                   ARTICLE III

                                   BASIC RENT

3.1 PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement (except as otherwise expressly provided in this Lease), deduction or demand, the Basic Rent and Tenant's Electrical Charge. Such Basic Rent and Tenant's Electrical Charge shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord's Original Address, or at such other place as Landlord shall from time to time designate by notice to Tenant, in lawful money of the United States. Until notice of some other designation is given, Basic Rent, Tenant's Electrical Charge and all other charges for which provision is herein made shall be paid by remittance payable to Landlord and addressed to the Manager, c/o Maric, Inc., P.O. Box 151, Boston, MA 02117-0151, and all remittances so received as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord. Upon the written request of Tenant, Landlord (or the Manager) will provide Tenant with information necessary to have payments of Basic Rent and other charges payable by Tenant hereunder paid by direct wire transfer to an account specified by Landlord. In the event that any installment of Basic Rent or Tenant's Electrical Charge is not paid when due, Tenant shall pay, in addition to any Escalation Charges or other additional charges due under this Lease, an administrative fee equal to five percent (5%) of the overdue payment.

      (b) Basic Rent and Tenant's Electrical Charge for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent and Tenant's Electrical Charge shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent and Tenant's Electrical Charge for the partial month from the first day on which Tenant must pay Basic Rent and Tenant's Electrical Charge to the last day of the month in which such day occurs, plus the installment of Basic Rent and Tenant's Electrical Charge for the succeeding calendar month.

                                   ARTICLE IV

                           COMMENCEMENT AND CONDITION

4.1 COMMENCEMENT DATE. The Commencement Date shall be April 1, 2005. Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the Premises for the conduct of its business prior to the Commencement Date, such date shall for all purposes of this Lease be the Commencement Date. Tenant shall, upon demand of the Landlord, execute a certificate confirming the Commencement Date as it is determined in accordance with the provisions of this Section 4.1.

4.2 EARLY ACCESS. Landlord shall provide Tenant with early access to the premises seven (7) days prior to the estimated Commencement Date under this Lease for purposes of installing furniture and equipment in the Premises provided that Tenant shall not interfere with the timely completion of Landlord's Work. Such access to the Premises shall in no way be deemed to be an occupancy or other event triggering the commencement of this Lease under Section 4.1 of this Lease.

4.3 PREMISES TO BE DELIVERED "AS IS". The Premises are to be delivered by Landlord vacant and free of other tenants or occupants, and in broom clean condition, "as is," except for Landlord's Work to be completed as provided in Section 4.4 below. Tenant acknowledges that it has inspected the Premises, and that it is not relying on any representations and warranties by Landlord or any agreements by Landlord not expressly set forth in this Lease. Landlord represents and warrants that, to the best knowledge of Landlord, the Building and the Building systems are in compliance with all Requirements (as defined in Section 7.2).

4.4 LANDLORD'S WORK. Landlord shall cause to be performed at Landlord's sole cost and expense the work required by Exhibit B ("LANDLORD'S WORK") to be substantially complete prior to the Commencement Date. All such work shall be done in a good and workmanlike manner employing building standard methods and materials, and so as to conform to all applicable building and zoning laws. Tenant agrees that Landlord may make any immaterial changes in such work which may become reasonably necessary or advisable, without approval of Tenant; and Landlord may make material changes in such work but only with the prior approval of Tenant or if required by any applicable law or regulation. Tenant agrees to review and approve or disapprove plans or specifications or proposed changes to Landlord Work for which Tenant's approval is required within five (5) business days of submittal to Tenant. If Tenant does not so respond, such plans or specifications shall be deemed approved. The term "substantially complete," as used herein, shall mean that Landlord's Work to be performed pursuant to Exhibit B has been completed with the exception of minor items which can be fully completed without material interference with Tenant's use and occupancy and other items which because of the season or weather or the nature of the item are not practicable to do at the time, provided that none of said items is necessary to make the Premises tenantable for the Permitted Uses. Tenant opening for business and operating in the Premises shall be deemed conclusive evidence of substantial completion of Landlord's Work. A certificate of completion by a licensed architect or professional engineer shall be conclusive evidence that Landlord's Work has been substantially completed. In the event that Landlord's Work has not been substantially completed on or before the Commencement Date for causes other than Tenant's Delay (hereinafter defined), Tenant's obligation to pay Basic Rent and/or Tenant's Electrical Charge shall be abated until Landlord's Work is substantially complete. In the event that Landlord's Work is not substantially complete for reasons other than Force Majeure on or before August 1, 2005, Tenant may, as its sole remedy, by notice to Landlord given prior to substantial completion of Landlord's Work, and in any event prior to August 31, 2005, terminate this Lease, whereupon Landlord shall return the Security Deposit, and neither party shall have any further obligation to the other hereunder.

      Tenant shall, within two (2) business days of request thereof, respond to any request of Landlord, Landlord's architect or engineer for information in connection with Landlord's Work. Any change orders, modifications, and/or amendments proposed by Tenant to the Landlord's Work shall be prepared by the Landlord and shall be submitted to Tenant for its prior approval, which approval will not be unreasonably withheld, conditioned or delayed. Tenant shall respond promptly after receipt thereof and shall approve or disapprove the same within two (2) business days after receipt. Tenant shall pay to Landlord all costs and expenses resulting from change orders, modifications and/or amendments requested by Tenant and agreed to by Landlord within fifteen (15) days of receipt of an invoice for such costs.

      As used herein, "TENANT'S DELAY" shall mean any delay in the substantial completion of Landlord's Work as a result of: (i) Tenant's failure to timely respond or to approve any change orders relating to Landlord's Work, or (ii) any other reason for which Tenant is responsible.

                                    ARTICLE V

                                 USE OF PREMISES

5.1 PERMITTED USE. (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for the Permitted Use and for no other purpose.

      (b) Tenant agrees to conform to the following provisions during the Term of this Lease:

            (i) Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

            (ii) Tenant will not place on any part of the Building outside the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) any signs, symbol, advertisements or the like visible to public view outside of the Premises;

            (iii) In order to promote an attractive, uniform exterior appearance Tenant shall comply with Landlord's requirements as to building standard exterior window treatments;

            (iv) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause offensive odors or loud noise or constitute a nuisance or menace to any other tenant or tenants or other persons in the Building; and

            (v) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations including, without limitation, the Americans With Disabilities Act of 1990, as amended and any regulations promulgated thereunder.

5.2 INSTALLATION AND ALTERATIONS BY TENANT. (a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements in or to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed provided that such alterations (i) do not adversely impact the quiet enjoyment of other tenants, (ii) equal or exceed the current construction standards for the Building, and (iii) do not involve a structural change to the Building or materially adversely impact base Building systems (including, without limitation, mechanical, electrical, plumbing, fire, life safety and security systems). Any such alterations, additions or improvements shall (i) be in accordance with complete plans and specifications prepared by Tenant and approved in advance by Landlord;
      (ii) be performed in a good and workmanlike manner and in compliance with all applicable laws including, without limitation, the Americans with Disabilities Act of 1990, as amended and any regulations promulgated thereunder; (iii) be performed and completed in the manner required in
      Section 5.2(d) hereof; (iv) be made at Tenant's sole expense and at such times as Landlord may from time to time designate; and (v) become a part of the Premises and the property of Landlord.

      (b) All articles of personal property and all machinery, equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("TENANT'S REMOVABLE PROPERTY") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

      (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic's lien shall have been filed against the Premises based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such actions by bonding, deposit or payment as will remove or satisfy the lien.

      (d) All of the Tenant's alterations, additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not damage the Property or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by contractors or workmen first approved by Landlord. Installation and moving of furnishings, equipment and the like shall be performed only with labor compatible with that being employed by Landlord for work in or to the Building and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building. Except for work by Landlord's general contractor, Tenant, before its work is started shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by each of them; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than a combined single limit of Two Million and No/100ths ($2,000,000.00) Dollars (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and immediately to discharge any such liens which may so attach and, at the request of Landlord to deliver to Landlord security satisfactory to Landlord against liens arising out of the furnishing of such labor and material. Upon completion of any work done on the Premises by Tenant, its agents, employees, or independent contractors, Tenant shall promptly deliver to Landlord original lien releases and waivers executed by each contractor, subcontractor, supplier, materialmen, architect, engineer or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights of such party with respect to labor, material or services furnished in connection with such work are unconditionally released and waived. Tenant shall pay within fourteen (14) days after being billed therefor by Landlord, as an additional charge hereunder, one hundred percent (100%) of any increase in real estate taxes on the Property not otherwise billed to Tenant which shall result from any alteration, addition or improvement to the Premises made by or on behalf of Tenant (excluding Tenant's initial build out and other alterations consistent with building standard improvements).

                                   ARTICLE VI

                            ASSIGNMENT AND SUBLETTING

6.1 PROHIBITION. (a) Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise, neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting.

      (b) The provisions of paragraph (a) of this Section shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests, or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease; but such provisions shall not apply to transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles which Landlord determines, in the exercise of commercially reasonable discretion, is sufficient to support the obligations of Tenant under this Lease, as evidenced by proof of such net worth satisfactory to Landlord in the exercise of commercially reasonable discretion delivered to Landlord at least fifteen (15) business days prior to the effective date of any such transaction, and (ii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord in the exercise of commercially reasonable discretion, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment or subletting.

      (c) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of the foregoing covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of the original named Tenant from the further performance by the original named Tenant hereunder. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No assignment or subletting, or occupancy shall affect the Permitted Uses.

      (d) If Tenant shall request Landlord to consent to an assignment of this Lease or a subletting (a "REQUEST"), Tenant shall submit to Landlord in writing: (i) the name of the proposed assignee or subtenant, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require, and (iii) all terms and provisions upon which the proposed assignment or subletting is to be made. Upon receipt from Tenant of such Request and information, Landlord shall have an option (hereinafter referred to as the "TAKE BACK OPTION") to be exercised in writing within thirty (30) days after its receipt from Tenant of such Request and information, if the Request is to assign the Lease or to sublet all of the Premises, to cancel or terminate this Lease, or, if the Request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case, as of the date set forth in Landlord's notice (the "TAKE BACK NOTICE") of exercise of such Take Back Option, which date shall be not less than sixty (60) nor more than one hundred twenty (120) days following the giving of such notice.

      In the event Landlord shall exercise the Take Back Option by the giving of a Take Back Notice, Tenant shall have the right to revoke its Request to assign this lease or sublet the portion of the Premises as specified in the applicable Request by written notice (a "REVOCATION NOTICE") to Landlord given no later than 10 days after the date of the Take Back Notice, whereupon Tenant's Request to the applicable assignment or subletting shall be deemed revoked and Landlord's exercise of the Take Back Option in the instance of the applicable Request shall be of no force or effect.

      In the event Landlord shall exercise the Take Back Option and Tenant shall not timely deliver Landlord a Revocation Notice as specified above, then Tenant shall surrender possession of the entire Premises, or the portion which is the subject of the Take Back Option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Term. If this Lease shall be cancelled as to a portion of the Premises only, Basic Rent and Escalation Charges shall thereafter be abated proportionately according to the ratio the number of square feet of the portion of the space surrendered bears to the Premises Rentable Area. As additional rent, Tenant shall reimburse Landlord promptly for all reasonable legal and other expenses incurred by Landlord in connection with any Request by Tenant for consent to an assignment or subletting.

      If Landlord shall not exercise the Take Back Option pursuant to the foregoing provisions, Landlord will not unreasonably delay or withhold its consent to the assignment or subletting to the party referred in Tenant's notice to Landlord upon the terms and provisions set forth in Tenant's notice, provided that the terms and provisions of such assignment or subletting shall specifically make applicable to the assignee or sublessee all of the provisions of Article VI of the Lease so that Landlord shall have against the assignee or sublessee all rights with respect to any further assignment or subletting which are set forth in Article VI of the Lease, except that no such assignee or sublessee shall have any right to further assign this Lease or sublet the Premises or any portion thereof.

      (e) In any case where Landlord consents to an assignment or subletting, Landlord shall be entitled to receive fifty percent (50%) of all amounts (the "OVERAGES") received by Tenant in excess of Basic Rent, Escalation Charges and other items of additional rent reserved under this Lease attributable to the space sublet or assigned including, without limitation, all lump sum payments made in connection therewith. Payments of Overages shall be made by Tenant to Landlord as additional rent within five (5) days of receipt thereof by Tenant.

      (f) Landlord shall never be deemed unreasonable in denying its consent to an assignment of this Lease or a subletting of all or any portion of the
      Premises: (i) in the event that Landlord, in its reasonable judgment, shall determine that the net worth or financial capability of such proposed subtenant or assignee is insufficient to perform its obligations as an assignee or subtenant; or (ii) if such subletting would result in more than two (2) occupants of the Premises; or (iii) if such assignment or subletting would require the Premises be used for other than the Permitted Use or require alterations to the Premises inconsistent with the Permitted Use, or would require a use in conflict with an exclusive granted to another tenant in the Building; or (iv) if such assignment or subletting is to an existing tenant or occupant of the Building; or (v) if there is a vacancy in the Building, if the terms and conditions of the assignment or subletting are less favorable than those conditions on which Landlord is then offering to lease such vacant space for a comparable term (or, if Landlord is not then offering space in the Building for lease, those terms and conditions which, in Landlord's reasonable opinion, Landlord would offer to lease space in the Building).

                                   ARTICLE VII

              RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES

                      SERVICES TO BE FURNISHED BY LANDLORD

7.1 LANDLORD REPAIRS. (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas (including loading dock areas, exterior landscaping and parking areas on the Land Parcel), exterior walls (including exterior glass) and structure of the Building and Building systems (including, without limitation, mechanical, electrical, plumbing, fire, life safety and security systems installed by Landlord or in place as of the Commencement Date, but excluding any systems installed specifically for Tenant's benefit), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the condition of glass in the Premises or for the doors (or related glass and finish work) leading to the Premises, or for any condition in the Premises or the Building caused by any act or neglect of Tenant, its agents, employees, invitees or contractors. The fact that Landlord is responsible for the foregoing described repairs shall not be construed to prohibit the costs thereof from being included in Operating Expenses. Except to the extent required to be performed by Tenant pursuant to Section 7.2 below, Landlord shall maintain the Property in compliance with all Requirements. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

      (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease; unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

      (c) Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option be furnished from time to time, in whole or in part, by employees of Landlord or by the Manager of the Property or by one or more third persons.

7.2 TENANT'S AGREEMENT. (a) Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain, and Tenant shall surrender the Premises, at the end of the Term, in such condition. Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and of the applicable Board of Fire Underwriters, and shall, at Tenant's own expense, obtain all permits, licenses and the like required by applicable law. Notwithstanding the foregoing or any of the other provisions of this Article VII, Tenant shall be responsible for the cost of repairs which may be necessary by reason of damage to the Property caused by any act or neglect of Tenant or its agents, employees, contractors or invitees (including any damage by fire or any other casualty arising therefrom).

      Without limitation of the foregoing, Tenant shall not do or perform, and shall not permit its agents, servants, employees, contractors or invitees to do or perform any act or thing in or upon the Property which will invalidate or be in conflict with the certificate of occupancy for the Premises or the Building or violate any statute, law, rule, by-law or ordinance of any governmental entity having jurisdiction over the Property (the "REQUIREMENTS"). Tenant shall, at Tenant's sole cost and expenses, take all action, including the making of any improvements or alterations necessary to comply with all Requirements (including, but not limited to the Americans With Disabilities Act of 1990 (the "ADA"), as modified and supplemented from time to time) which shall, with respect to the Premises or with respect to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with the Premises, Tenant's occupancy, use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a "place of public accommodation" under the ADA), or any installations in the Premises, or required by reason of a breach of any of Tenant's covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof. Notwithstanding the preceding sentence, Tenant shall not be obligated to perform any alterations necessary to comply with any Requirements, unless compliance shall be required by reason of (i) any cause or condition arising out of any alterations or installations in the Premises (whether made by Tenant or by Landlord on behalf of Tenant), (ii) Tenant's particular use, manner of use or occupancy of the Premises (as opposed to mere use as executive, general and administrative offices),
      (iii) any breach of any of Tenant's covenants or agreements under this Lease, or (iv) any wrongful act or omission by Tenant or Tenant's agents, servants, employees, contractors or invitees, or (v) Tenant's use or manner of use or occupancy of the Premises as a "place of public accommodation" within the meaning of the ADA.

      (b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 14.18 being applicable to the costs thereof) and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. Notwithstanding the foregoing, Landlord may elect to take action hereunder immediately and without notice to Tenant if Landlord reasonably believes an emergency to exist.

7.3 FLOOR LOAD - HEAVY MACHINERY. (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance of a type or degree which would (i) cause damage to the Premises or the Building or
      (ii) constitute a nuisance or annoyance for other tenants of the Building.

      (b) If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4 BUILDING SERVICES. Subject to the terms and provisions of Exhibit C, Landlord shall provide the Building Services described in same Exhibit C. Tenant will pay to the Landlord a reasonable charge for any extra cleaning of the Premises required because of the carelessness or indifference of Tenant and for any Additional Services rendered at the request of Tenant. If the cost of cleaning the Premises shall be increased due to the installation in the Premises, at Tenant's request, of any unique or special materials, finish or equipment, Tenant shall pay to Landlord an amount equal to such increase in cost. All charges for additional services shall be due and payable within ten (10) days of the date on which they are billed.

7.5 SIGNAGE. Landlord shall provide Tenant with building standard entryway graphics and identity signage (i) on the main building directories in the first and second floor lobbies and (ii) on the main entry to the Premises (either on the door or on the wall immediately adjacent to the main entry to the Premises, consistent with building standard practices).

7.6 EXERCISE ROOM. The exercise room on the first floor of the Building is provided as an amenity for tenants of the Building and is for use only by Tenant, its employees and the employees of other tenants in the Building. The exercise room shall be open for use on weekdays only during the hours posted. Access shall be provided through the use of a pass key which Landlord shall make available only to eligible users of the exercise room. Eligible users of the exercise room will receive a pass key only upon submission to Landlord of a properly executed waiver of responsibility (more fully described below). Tenant shall be responsible for ensuring that all exercise room pass keys are returned to Landlord upon expiration of the Lease. Landlord shall have no obligation to continue to operate the exercise room, and may terminate such operation at any time without notice to Tenant.

      Landlord shall provide cleaning and janitorial services for the exercise and locker rooms and shall maintain the equipment in accordance with the manufacturer's specifications. Landlord shall not provide an attendant in the exercise room, instruction in the use of equipment, nor shall Landlord be responsible for screening of users to ascertain their health, physical fitness or ability to use the equipment, and Tenant shall so advise any of its employees prior to their use of the exercise room. Landlord shall post rules and regulations in the exercise room but shall not be responsible for their enforcement.

      Tenant hereby waives any claim against Landlord for injury caused by its use of the exercise room and equipment, and agrees to have executed by all persons prior to making use of the exercise room such waivers of responsibility as Landlord may require from time to time. Tenant acknowledges that a properly executed waiver of responsibility in the form promulgated by Landlord from time to time must be submitted to Landlord by each eligible user of the exercise room prior to that user receiving a pass key. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, loss, liability and expense (including reasonable attorneys' fees) arising from injury to any persons gaining access to the exercise room through Tenant resulting from such person's use of the exercise room.

7.7 CAFETERIA. The cafeteria in the Building is operated by an independent contractor unrelated to Landlord pursuant to an agreement with Landlord, and is for use only by Tenant, its employees and invitees and the employees and invitees of other tenants and occupants in the Building. Landlord shall have no responsibility or liability to Tenant, its employees or invitees arising from the operation of the cafeteria, and Landlord makes no representation that the cafeteria will be in operation throughout the Term of this Lease. The operator of the cafeteria from time to time may modify the hours of operation, the menu or the method of service.

                                  ARTICLE VIII

                                REAL ESTATE TAXES

8.1 PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES. (a) For the purposes of this Article, the term "TAX YEAR" shall mean each calendar year in which any part of the Term of this Lease shall fall; and the term "Taxes" shall mean real estate taxes and special or general betterment assessments assessed with respect to the Property for any Tax Year.

      (b) In the event that, for any reason, Taxes shall be greater during any Tax Year than Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to the excess of Taxes over Base Taxes, multiplied by (ii) the Escalation Factor, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends. Upon the written request of Tenant, Landlord shall provide Tenant with copies of applicable tax bills in connection with each respective request for payment of amounts payable by Tenant pursuant to this Section 8.1(b) and in connection with adjustments of the estimated monthly amounts payable by Tenant pursuant to Section 8.1(c) hereof.

      (c) Estimated payments by Tenant on account of Taxes shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due a sum equal to Tenant's required payments, as reasonably estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof. Landlord shall not adjust the estimated amounts required to be paid by Tenant more than two (2) times with respect to any Tax Year and if requested by Tenant, Landlord shall provide Tenant with copies of the applicable tax bills upon which such adjustments are made. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord. Landlord shall have the same rights and remedies for the non-payment by Tenant of any payments due on account of Taxes as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

8.2 ABATEMENT. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year [which is not due to vacancies in the Building], then out of any balance remaining thereof after deducting Landlord's expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest) multiplied by the Escalation Factor; provided, that in no event shall Tenant be entitled to receive more than the payments made by Tenant on account of real estate tax increases for such Year pursuant to paragraph (b) of Section 8.1 or to receive any payments or abatement of Basic Rent if Taxes for any Year are less than Base Taxes or Base Taxes are abated.

8.3 ALTERNATE TAXES. (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or in part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord relating to the Property, Tenant agrees that Tenant shall pay a proportionate share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided; to the end that Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

      (b) If a tax (other than Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.

                                   ARTICLE IX

                               OPERATING EXPENSES

9.1 DEFINITIONS. For the purposes of this Article, the following terms shall have the following respective meanings:

      (i) OPERATING YEAR: Each calendar year in which any part of the Term of this Lease shall fall.

      (ii) OPERATING EXPENSES: The aggregate costs or expenses incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property including, without limitation those matters set forth in Exhibit D annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the services being supplied hereunder, actual Operating Expenses incurred shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Operating Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Operating Year.

9.2 TENANT'S PAYMENTS. (a) In the event that for any Operating Year Operating Expenses shall exceed Base Operating Expenses, Tenant shall pay to Landlord, as an

      Escalation Charge, an amount equal to (i) such excess Operating Expenses multiplied by (ii) the Escalation Factor, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease ends.

      (b) Estimated payments by Tenant on account of Operating Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payments, as reasonably estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Operating Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant's required payment on account thereof for such Operating Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord), but, if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

                                    ARTICLE X

                    INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1 TENANT'S INDEMNITY. To the maximum extent this agreement may be made effective according to law, Tenant agrees to defend, indemnify and save harmless Landlord from and against all claims, loss, liability, costs and damages of whatever nature arising from any default by Tenant under this Lease and the following: (i) from any accident, injury, death or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises after the Commencement Date; (ii) from any accident, injury, death or damage occurring outside of the Premises but on the Property, where such accident, damage or injury results or is claimed to have resulted from the negligence or willful misconduct on the part of Tenant or Tenant's agents, employees, invitees or independent contractors; or (iii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord) in or about the Premises; and, in any case, occurring after the date of this Lease, until the end of the Term of this Lease, and thereafter so long as Tenant is in occupancy of the Premises. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in, or in connection with, any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels. Nothing contained in this Section 10.1 shall be deemed or construed to exculpate Landlord from its own negligence. The provisions of this Section 10.1 shall survive the expiration or any earlier termination of this Lease.

10.2 PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Landlord, Manager (and such other persons as are in privity of estate with Landlord as may be set out in notice from Landlord to Tenant from time to time) are named as additional insureds. Tenant's Insurance shall include coverage for the contractual liability of Tenant to indemnify Landlord pursuant to Section 10.1 above. In addition, Tenant shall maintain throughout the Term of this Lease so-called umbrella coverage covering its operations in the Premises (and other locations where Tenant does business) sufficient that all layers of coverage available to Tenant shall aggregate not less than Ten Million and No/ 100ths ($10,000,000.00) Dollars. Each such policy shall be non cancelable and non-amendable with respect to Landlord, Manager and Landlord's said designees without twenty (20) days' prior notice to Landlord and shall be in at least the amounts of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time reasonably request, and a duplicate original or certificate thereof shall be delivered to Landlord.

10.3 TENANT'S RISK. To the maximum extent this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant's own risk. Neither Landlord nor Manager shall have any responsibility or liability for any loss of or damage to Tenant's Removable Property or for any inconvenience, annoyance, interruption or injury to business arising from Landlord or Manager making any repairs or changes which Landlord is permitted by this Lease or required by law to make in or to any portion of the Premises or other sections of the Property, or in or to the fixtures, equipment or appurtenances thereof. Tenant shall carry "all-risk" property insurance on a "replacement cost" basis (including so-called improvements and betterments), and provide a waiver of subrogation as required in Section 14.20. The provisions of this
      Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building. The provisions of this Section 10.3 shall survive any expiration or earlier termination of the Term of this Lease.

10.4 INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, Tenant agrees that neither Landlord nor Manager shall be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property, or otherwise. The provisions of this Section 10.4 shall survive the expiration or any earlier termination of this Lease.

10.5 LANDLORD'S INSURANCE. Landlord shall maintain and keep in effect throughout the term of this Lease (a) insurance against loss or damage to the Building by fire or other casualty as may be included within either fire and extended coverage insurance or "all-risk" insurance in an amount equal to the full replacement cost of the Building (exclusive of foundations) and (b) commercial general liability insurance in amounts reasonably determined by Landlord. Such coverage may be effected directly and/or through the use of blanket insurance coverage covering more than one location and may contain such deductibles as Landlord may elect.

                                   ARTICLE XI

                          LANDLORD'S ACCESS TO PREMISES

11.1 LANDLORD'S RIGHTS. In addition to any other rights provided for herein, Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim:

                  (1) To name the Building and to change the name or street address of the Building;

                  (2) To install and maintain all signs on the exterior and interior of the Building (but not within the interior of the Premises);

                  (3) To designate all sources furnishing sign painting or lettering for use in the Building (but not within the interior of the Premises);

                  (4) During the last ninety (90) days of the Term, if Tenant has vacated the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for occupancy without affecting Tenant's obligation to pay rent for the Premises;

                  (5) To have pass keys to the Premises and all doors therein, excluding Tenant's vaults and safes;

                  (6) Upon reasonable advance oral or written notice to Tenant, except in the case of emergency, where no notice shall be required, to enter the Premises accompanied by a representative of Tenant (except that no representative of Tenant shall be required in case of emergency) at all reasonable hours for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property. In exercising its rights pursuant to this subsection,

      Landlord shall use good faith efforts to avoid unreasonable interference with Tenant's use of the Premises as set forth in subsection (7) below.

                  (7) To take any and all measures in accordance with the terms of subsection (6) above, including entering the Premises for the purpose of making inspections, repairs, alterations, additions and improvements to the Premises or to the Building (including for the purpose of checking, calibrating, adjusting and balancing controls and other parts of the Building systems), as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Premises or the Building, or in order to comply with all laws, orders and requirements of governmental or other authority, or as may otherwise be permitted or required by this Lease; provided, however, that during the progress of any work on the Premises or at the Building, Landlord will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant by reason of performing any work or by bringing or storing materials, supplies, tools or equipment in the Building or Premises during the performance of any work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever;

                  (8) To relocate various facilities within the Building and on the land of which the Building is part if Landlord shall determine such relocation to be in the best interest of the development of the Building and Property, provided that such relocation shall not materially restrict access to the Premises; and

                  (9) To install vending machines of all kinds in the Building and to receive all of the revenue derived therefrom, provided, however, than no vending machines shall be installed by Landlord in the Premises unless Tenant so requests.

                                   ARTICLE XII

                           FIRE, EMINENT DOMAIN, ETC.

12.1 ABATEMENT OF RENT. If the Premises shall be damaged by fire or casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

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

12.2 RIGHT OF TERMINATION. If (a) the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the time the repair work would commence), or (b) any mortgagee then holding a mortgage on the Property or any interest of Landlord therein, should require that insurance proceeds payable as a result of a fire, casualty or action by taking authority be applied to the mortgage debt or (c) if any part of the Building is taken by any exercise of the right of eminent domain, then, in the case of (a), (b), or (c) above, Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within sixty (60) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

12.3 RESTORATION: TENANT'S RIGHT OF TERMINATION. If the Premises is damaged by fire or casualty or as a result of a taking and if this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises to substantially its conditions prior to such fire or casualty, (exclusive of any alterations, additions, or improvements made by Tenant). If Landlord is then carrying insurance to the extent required under Section 10.5 of this Lease, Landlord's obligation to restore shall be limited to the amount of insurance proceeds actually made available to the Landlord for the purpose of restoration plus any deductible amount carried by Landlord, or the condemnation awards actually made available to Landlord therefor and provided, further, that Landlord shall have no obligation to restore the Premises or the Building as and to the extent the same cannot be lawfully restored under then applicable zoning and building laws. If, for any reason, restoration of the Premises to the condition required hereby shall not be substantially completed as aforesaid within 270 days after the expiration of the sixty
      (60) day period referred to in Section 12.2 (which 270 day period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control, plus the period of any delay caused by Tenant), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within (30) days after the expiration of such period (as so extended). Landlord agrees to give notice to Tenant prior to claiming any extension of time under the preceding sentence. Upon the giving of such notice, this Lease shall (effective as of a date set forth in such notice which date shall not be sooner than 30 nor later than 60 days after the giving of such notice) cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure to complete such restoration.

      Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof, but Tenant shall be entitled to an abatement of Basic Rent and Escalation Charges as and to the extent expressly provided in this Lease. Tenant understands that Landlord will not carry insurance of any kind on improvements or alterations made by Tenant or on furniture or furnishings or on any fixtures or equipment removable by Tenant under the provisions of the Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same. If Tenant desires any other or additional repairs for restoration and if Landlord consents thereto, the same shall be done at Tenant's expense. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, carried by Landlord, for damage to the premises and any alterations therein.

12.4 AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from, at its sole cost and expense, prosecuting a separate condemnation proceeding with respect to a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                  ARTICLE XIII

                                     DEFAULT

13.1 TENANT'S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "DEFAULT") shall happen:

            (i) Tenant shall fail to pay the Basic Rent, Tenant's Electrical Charge, Escalation Charges or other sums payable as additional charges hereunder and such failure shall continue for five (5) days after written notice from Landlord; or

            (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed, or Tenant shall desert or abandon the Premises (regardless whether the keys shall have been surrendered or the rent and all other sums due shall have been paid), and Tenant shall fail to remedy the same within twenty (20) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such twenty (20) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

            (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

            (iv) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

            (v) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for, an aggregate of sixty (60) days (whether or not consecutive); or

            (vi) If a Default of the kind set forth in clauses (i) or (ii) above shall occur and if either (a) Tenant shall cure such Default within the applicable grace period, if any, or (b) Landlord shall, in its sole discretion, permit Tenant to cure such Default after the applicable grace period has expired, and an event which would constitute a similar Default if not cured within the applicable grace period shall occur more than once within the next 365 days, whether or not such event is cured within the applicable grace period; then in any such case (1) if such Default shall occur prior to the Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate, and (2) if such Default shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, and thereupon this Lease shall come to an end as fully and completely as if such date, were the date herein originally fixed for the expiration of the Term of this Lease (Tenant hereby waiving any rights of redemption) and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

      (b) If this Lease shall be terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

      (c) In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Basic Rent, Escalation Charges and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

      (d) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election, Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating Year or Tax Year) for what would be the then unexpired Term of this Lease if the same had remained in effect, over the then fair net rental value of the Premises for the same period.

      (e) In the case of any Default, re-entry, expiration and dispossession by summary proceeding or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and reasonably necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall use commercially reasonable efforts to relet the Premises. Marketing of the Premises in a manner similar to the manner in which Landlord markets other premises in the Building shall be deemed to have satisfied Landlord's obligation to use "commercially reasonable efforts." In no event shall Landlord be required to (I) solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises, including, without limitation, the final and unappealable legal right to re-let the Premises free of any claim of tenant, (ii) give preference to reletting the Premises over leasing other vacant space in the Building, or (iii) lease the Premises, if in Landlord's bona fide business judgment, the proposed rent is less than the then current market rental value of the Premises.

      Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

      (f) If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in paragraphs (a)(iv) or (a)(v) of this
      Section 13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.

      (g) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled to lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder and/or occasioned by any Default of Tenant shall be paid by Tenant.

13.2 LANDLORD'S DEFAULT. Landlord shall in no event be in default of the performance of any of Landlord's obligations hereunder unless and until Landlord shall have unreasonably failed to perform such obligation within a period of time reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

14.1 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises or in or upon the Property, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or on the Property above the standard rate applicable to premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2 WAIVER. (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

      (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other, rights or remedies which Landlord may have against Tenant.

14.3 COVENANT OF QUIET ENJOYMENT. Subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, Tenant shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4 LANDLORD'S LIABILITY. (a) Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The foregoing sentence is not intended to, and shall not, limit any right that Tenant may otherwise have to obtain injunctive relief against Landlord or any successor of Landlord, or to take any action not involving the personal liability of Landlord or any successor of Landlord to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

      (b) With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by Force Majeure, strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant; nor shall any such failure give rise to any claim in Tenant's favor that Tenant has been evicted, either constructively or actually, partially or wholly.

      (c) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

      (d) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance of interruption of business arising therefrom. In exercising its rights hereunder, Landlord shall use good faith efforts to avoid unreasonable interference with Tenant's use of the Premises.

      (e) In no event shall Landlord be liable for any breach of any term, condition or covenant during the Term unless the same shall occur during and within the period of time that it is the owner of and in possession of the Building. In no event and under no circumstances shall Landlord be liable to Tenant for any consequential or special damages in connection with any act of Landlord, its agents, employees, invitees or independent contractors, or otherwise.

14.5 NOTICE TO MORTGAGEE OR GROUND LESSOR. After receiving written notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord.

14.6 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon (i) foreclosure of such holder's mortgage (but only if such holder shall purchase such property at foreclosure), or (ii) the entry and taking of possession of the Property by such holder (but only as to matters which shall accrue or arise during the period of possession by such holder).

      (b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser lessor.

      (c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder which are to be performed or observed from and after the date of such transfer.

14.7 RULES AND REGULATIONS. Tenant shall abide by rules and regulations from time to time established by Landlord, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants of the Building of similar nature to the Tenant named herein. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be any conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control. The rules and regulations shall not be amended or modified in any manner adversely affecting Tenant's ability to use and occupy the Premises for the Permitted Use.

14.8 ADDITIONAL CHARGES. If Tenant shall fail to pay within fifteen (15) days of an invoice or notice from Landlord any sums under this Lease designated or payable as an additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.10 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.11 RECORDING. Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called notice of lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12 NOTICES. Whenever, by the terms of this Lease, notices, consents or approvals shall or may by given either to Landlord or to Tenant, such notices, consents or approvals shall be in writing and shall be sent by
      (i) registered or certified mail, return receipt requested, postage and handling prepaid or (ii) reputable overnight courier with evidence of receipt, postage and handling prepaid or (iii) by hand delivery with acknowledgement of receipt:

      If intended for Landlord, addressed to Landlord at Landlord's Original Address with a copy addressed to Posternak Blankstein & Lund LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199 Attn: Robert M. Schlein, Esq. (or to such other address or addresses within the continental United States as may from time to time hereafter by designated by Landlord by like notice).

      If intended for Tenant, addressed to Tenant at Tenant's Original Address until the Commencement Date and thereafter to the Premises (or to such other address or addresses within the continental United States as may from time to time hereafter be designated by Tenant by like notice.)

      All such notices shall be effective upon receipt thereof by the Addressee provided that the same are received in ordinary course at the address to which the same were sent. Provided further however that rejection or refusal to accept or inability to deliver because of change of address (without proper notice of such change of notice address as required hereunder) shall be deemed receipt of the notice sent as of the first day of refusal or rejection or the first date of attempted delivery to the address specified herein in the case of a change of notice address without proper notice of such change of address as aforesaid.

14.13 WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Lease.

14.15 RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request. Landlord agrees to use reasonable efforts to obtain a so-called non-disturbance agreement from the current holder of the financing encumbering the Property on such holder's standard form and to obtain such an agreement from the holders of any subsequent financing encumbering the Property.

14.16 STATUS REPORT. Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance of Tenant or Landlord hereunder, Tenant on the request of Landlord made from time to time, will within ten (10) days of any such request promptly furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to any other third party designated by Landlord, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgment that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. Landlord, within ten (10) days after written request from Tenant, shall furnish a similar statement to Tenant or any third party designated by Tenant.

14.17 SECURITY DEPOSIT. Landlord shall hold the Security Deposit set forth in
      Section 1.2 throughout the Term of this Lease (and beyond such expiration as hereafter set forth) as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from, or to cure, any Default. If Landlord shall so apply any or all of such deposit, Tenant shall immediately deposit with Landlord the amount so applied to be held as security hereunder. If there is no the existing default, Landlord shall return the deposit, or so much thereof as shall theretofore not have been applied in accordance with the terms of this Section 14.17, to Tenant on the date which is 45 days after the last to occur of (i) expiration or earlier termination of the Term of this Lease or (ii) surrender of possession of the Premises by Tenant to Landlord in the condition referenced under this Lease or (iii) satisfaction of all of Tenant's obligations to Landlord under this Lease. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 14.17, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been, received in hand by such holder.

      Tenant shall deposit the Security Deposit with Landlord in the form of a Letter of Credit issued by a bank approved by Landlord, in the amount of the Security Deposit. Such Letter of Credit shall be in form and substance satisfactory to Landlord. Without limiting the generality of the foregoing sentence, such Letter of Credit shall name Landlord as its beneficiary, permit a transfer of the Letter of Credit without payment in connection with a transfer or collateral assignment of Landlord's interest in this Lease, have a term of not less than one (1) year, and permit drawing in whole or in part upon a Default by Tenant or in the event a substitute Letter of Credit complying with this Section 14.17 has not been deposited with Landlord not less than thirty (30) days prior to the expiration thereof. In the event Landlord shall draw on the Letter of Credit in whole or in part, the proceeds of such drawing shall be treated in the manner provided in this Section 14.17.

14.18 REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or to do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the prime rate in effect from time to time at Citizens Bank of Massachusetts (but in no event greater than 18% per annum) as an additional charge. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the prime rate in effect from time to time at Citizen's Bank of Massachusetts (but in no event greater than 18% per annum ) from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

14.19 HOLDING OVER. Any holding over by Tenant after the expiration or earlier termination of the Term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to twice the then fair rental value of the Premises but in no event less than twice the sum of (i) Basic Rent and
      (ii) Escalation Charges in effect on the date immediately preceding such expiration or earlier termination date. Tenant shall also pay to Landlord all damages, direct and/or indirect (including any loss of a tenant or rental income) sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable (except there shall be no options to extend the Term if any be contained in this Lease). If such holding over by Tenant continues for sixty (60) days or more, the Landlord may, but shall not be required to, and only on written notice to Tenant after the expiration of the Term hereof, elect to treat such holding over as an extension of the Term of this Lease for a period of up to one (1) year, as designated by Landlord, such extension to be on the terms and conditions set forth in this Section 14.19.

14.20 WAIVER OF SUBROGATION. Landlord and Tenant mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other, and they further mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, or required to be carried under this Lease, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds actually paid with respect thereto.

14.21 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire, other casualty or as the result of eminent domain proceedings for which, under other provisions of this Lease, Tenant has no responsibility of repair and restoration. Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord as a condition to Landlord's consent to an alteration or addition, all alterations and additions made by Tenant and all partitions wholly within the Premises; and shall repair any damage to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

14.22 APPROVALS. Tenant shall reimburse Landlord, as additional rent, promptly on demand, and in all events within thirty (30) days of notice of demand for all reasonable out-of-pocket expenses, including but not limited to legal, engineering or other professional services or expenses incurred by Landlord in connection with any request(s) by Tenant for consents or approvals hereunder.

14.23 BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Trammell Crow Company and Stephen T. Rich of Equis Corporation (the "BROKERS"), and in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Manager and Landlord against any such claim (except any claim by the Brokers which shall be paid by Landlord pursuant to its separate arrangements with Trammell Crow Company). Landlord warrants and represents that Landlord has dealt with no broker in connection with the consummation of this Lease other than the Brokers, and, in the event of any brokerage claims against Tenant predicated upon prior dealings with Landlord, Landlord agrees to defend the same and indemnify Tenant against any such claim (including any claim by the Brokers).

14.24 SPECIAL TAXATION PROVISIONS. Landlord shall have the right at any time and from time to time, to unilaterally amend the provisions of this Lease if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code, or regulation issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the demised premises under the provisions of this Lease as so amended and provided further, that no such amendment or amendments shall result in Tenant receiving under the provisions of this Lease less services than it is entitled to receive nor services of a lesser quality.

      Anything contained in the foregoing provisions of this Lease (including, without limitation, Article VI hereof) to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any other agreements shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

14.25 HAZARDOUS MATERIALS. Tenant shall not (either with or without negligence) cause or permit the escape, disposal, release or threat of release of any biologically or chemically active or other Hazardous Materials (as said term is hereafter defined) on, in, upon or under the Property or the Premises. Tenant shall not allow the generation, storage, use or disposal of such Hazardous Materials in any manner prohibited by law, nor allow to be brought into the Property any such Hazardous Materials except for use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such Hazardous Materials. HAZARDOUS MATERIALS shall include, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section
      1321) or listed pursuant to Section 307 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), as amended, or (vi) defined as "oil" or a "hazardous waste", a "hazardous substance", a "hazardous material" or a "toxic material" under any other law, rule or regulation applicable to the Property, including, without limitation, Chapter 21E of the Massachusetts General Laws, as amended. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges but only if such requirement applies to the Premises or may be the result of the acts or omissions of Tenant. In addition, Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises. In all events, Tenant shall indemnify and save Landlord harmless from any release or threat of release or the presence or existence of Hazardous Materials on the Premises occurring while Tenant is in possession, or elsewhere on the Property if caused by Tenant or persons acting under Tenant. The covenants and indemnity set forth in this Section 14.25 shall survive the expiration or earlier termination of the Term of this Lease. Landlord expressly reserves the right to enter the Premises to perform regular inspections and testing with respect to the presence, existence, release or threat of release of Hazardous Materials.

      Landlord represents that to the best of its knowledge there are no Hazardous Materials in reportable concentrations or quantities in, on or under the Property.

14.26 FINANCIAL STATEMENTS. Within ten (10) days after Landlord has made a written request, Tenant agrees to deliver to Landlord a complete financial statement certified by an independent certified public accounting firm. The requirement of the immediately preceding sentence is hereby waived so long as Tenant's stock is publicly traded on a national stock exchange and its financial filings are publicly available. Tenant agrees to maintain accounting controls and books of account, in form adequate for auditing purposes, in accordance with generally accepted accounting principles consistently applied.

14.27 RELOCATION. Intentionally Omitted.

14.28 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts.

14.29 TIME OF THE ESSENCE. Landlord and Tenant each agree that time is of the essence to each and every term and provision of this Lease.

14.30 AUTHORITY FOR EXECUTION. The person executing this Lease on behalf of Tenant hereby covenants and warrants that he or she was duly authorized to so execute this Lease and that this Lease is the valid and binding obligation of Tenant.

14.31 OPTION TO EXTEND. Tenant shall have the right and option, which said option and right shall not be severed from this Lease or separately assigned, mortgaged or transferred, to extend the Initial Term for one (1) additional period of five (5) years (hereinafter referred to as the "EXTENSION PERIOD"), provided that (a) Tenant shall give Landlord notice of Tenant's exercise of such option at least twelve (12) full calendar months prior to the expiration of the Initial Term and (b) no Default shall exist at the time of giving each applicable notice and the commencement of the applicable Extension Period and (c) the original Tenant, named herein is occupying the Premises both at the time of giving the each applicable notice and at the time of commencement of each such Extension Period. Except for the amount of Basic Rent (which is to be determined as hereinafter provided), all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the additional periods through which the Term of this Lease shall be extended as aforesaid, except that there shall be no further options to extend the Term nor shall Landlord be obligated to make or pay for any improvements to the Premises nor pay any inducement payments of any kind or nature. If Tenant shall give notice of its exercise of each such option to extend in the manner and within the time period provided aforesaid, the Term of this Lease shall be extended upon the giving of each such notice without the requirement of any further documentation on the part of either Landlord or Tenant except that the parties agree to execute an amendment to this Lease reflecting such extension promptly after the Basic Rent has been determined.

      If Tenant shall fail to give timely notice of the exercise of any such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions.

      The Basic Rent payable for the Extension Period shall be the greater of
      (a) the Basic Rent for the last year of the Initial Term, or (b) the Fair Market Rental Value (as said term is hereinafter defined) as of commencement of the Extension Period. "FAIR MARKET RENTAL VALUE" shall be computed in each instance as of the beginning of the Extension Period at the then current annual rental charges, including provisions for subsequent increases and other adjustments, for extensions of existing leases then currently being negotiated or executed in comparable space located in the Building. If no new leases are then currently being negotiated or executed in the Building, Fair Market Rental Value shall be determined by reference to new leases then currently being negotiated or executed for comparable space located in comparable buildings in the Suburban Boston office market. In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size of the premises, escalation charges then payable under the Lease, location of the premises, location of the building, allowances or lack of allowances (if any) lease term, appurtenant rights, condition of Premises and any other rights or concessions being granted under such leases. In no event shall the Basic Rent payable with respect to any Lease Year during the Extension Period be less than the Basic Rent payable during the last Lease Year of the Initial Term. When the Fair Market Rental Value has been determined, each party shall at the request of the other, execute a certificate confirming the Fair Market Rental Value as it is determined in accordance with the provisions of this Section 14.31.

      Dispute as to Fair Market Value. Landlord shall initially designate the Fair Market Rental Value and shall furnish data in support of such designation within thirty (30) days of receipt of Tenant's notice to extend the Term. If Tenant disagrees with Landlord's designation of the Fair Market Rental Value, Tenant shall have the right, by written notice given to Landlord within thirty (30) days after Tenant has been notified of Landlord's designation, to submit such Fair Market Rental Value to arbitration as follows: If Tenant disagrees with Landlord's designation of the Fair Market Rental Value, Tenant shall by notice given to Landlord within thirty (30) days after Tenant has been notified of Landlord's designation, submit such Fair Market Rental Value to arbitration and name

      Tenant's proposed arbitrator. Within fifteen (15) days after receiving a notice of initiation of arbitration, Landlord shall appoint its own arbitrator by notifying Tenant of its arbitrator. If the second arbitrator shall not have been so appointed within such fifteen (15) day period, the Fair Market Rental Value of the Premises shall be determined by Tenant's arbitrator. If the second arbitrator shall have been so appointed, the two arbitrators thus appointed shall make their own determination of Fair Market Rental Value and meet and confer in an effort to reconcile their respective determinations. If, within thirty (30) days after the appointment of the second arbitrator, the two arbitrators have not reached agreement, the two arbitrators shall, within ten (10) days after the expiration of such thirty (30) day period, appoint a third arbitrator. If the two initial arbitrators are unable timely to agree on the third arbitrator, then either may, on behalf of both, request such appointment by the Greater Boston Real Estate Board, or its successor, or, on its failure, refusal or inability to act, by a court of competent jurisdiction. The third arbitrator shall conduct its own independent investigation of the applicable Fair Market Rental Value, and shall be instructed not to advise either party of its determination, except as follows: when the third arbitrator has made its determination (which shall be completed within fifteen (15) days after the appointment of the third arbitrator), it shall advise Landlord and Tenant and establish a date, at least five (5) days after the giving of notice by such third arbitrator to Landlord and Tenant, on which it will disclose its determination. Such meeting shall take place in Landlord's office unless otherwise mutually agreed by the parties. The third arbitrator shall place its determination in a sealed envelope. Landlord's arbitrator and Tenant's arbitrator shall each set forth their determination (each stated in a single "per rentable square foot per annum (or month)" figure) on a separate piece of paper, initial the same, and place them in sealed envelopes. Each of the three envelopes shall be marked with the name of the party whose determination is inside the envelope. In the presence of the third arbitrator, the determination of the Fair Market Rental Value by Landlord's arbitrator and Tenant's arbitrator shall be opened and examined. If the higher of the two determinations submitted by Landlord's arbitrator and Tenant's arbitrator is one hundred and five percent (105%) or less of the amount set forth in the lower determination, the average of the two determinations shall be the Fair Market Rental Value, the envelope containing the determination by the third arbitrator shall be destroyed and the third arbitrator shall be instructed not to disclose its determination. If either party's envelope is blank, or does not set forth a determination, the determination of the other party shall prevail and be treated as the Fair Market Rental Value. If the higher of the two determinations is more than one hundred and five percent (105%) of the amount of the other determination, the envelope containing the third arbitrator's determination shall be opened, and the Fair Market Rental Value shall, in such event, be the rent proposed by either Landlord's arbitrator or Tenant's arbitrator which is closest to the determination of the third arbitrator; if the two are equidistant from the third arbitrator, the Fair Market Rental Value shall be equal to the third arbitrator's determination. All arbitrators shall be real estate appraisers with at least ten (10) years' experience dealing with like types of properties in the Framingham/Natick area. If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of tenant's obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay

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

      Basic Rent and other charges under the Lease in respect of the Premises in the amounts which were applicable to the twelve (12) month period immediately prior to the applicable Extension Period until either the agreement of the parties as to the Fair Market Value designated by Landlord, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of Basic Rent and other charges to Landlord.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

                                  LANDLORD

                                  492 OCP, LLC

                                        By: MARIC OCP, LLC
                                            Its Manager

                                        By: /s/ Mark H. Rubin
                                        ----------------------
                                            Mark H. Rubin
                                            Its Manager

                                  TENANT

                                  MOLDFLOW CORPORATION

                                  By: /s/ A. Rolard Thomas
                                  ----------------------------
                                      Name:  A. Rolard Thomas
                                      Title: CEO

                                    EXHIBIT A
                                PLAN OF PREMISES

                                    EXHIBIT B
                                 LANDLORD'S WORK

Landlord will provide a turnkey build out utilizing Landlord's building standard methods and materials according to the attached plan SK-3 dated 11/29/04. All Architectural and Engineering will be at Landlord's cost. Landlord will not charge any construction management fees. Additionally, Landlord will, as part of the turnkey build out, include the following items: Demolition (per Plans), plumbing (demo one sink, install 2 new sinks, "demo room" glass door and two side lights, removal and reinstallation of window for loading drywall, and the following over standard millwork using building standard materials - 12 lineal feet (LF) base cabinet in board room, 10' LF base cabinet in conference room, 12' LF base and upper cabinet in the copy room, 12' LP base and upper cabinet in pantry, 8' LF base and upper cabinet in mail/copy room, 8' LF base cabinet at coffee service. Landlord shall provide Tenant with a $3,500 allowance for reception area upgrades, whereby Tenant shall select items and/or materials whose cost shall not exceed the allowance amount, and which such items shall be installed by Landlord in Tenant's reception area.

                                    EXHIBIT C
                                BUILDING SERVICES

1. Heating and Cooling. Landlord shall supply, on Business Days from 8:00 a.m. to 6:00 p.m., and from 8:00 a.m. to 1:00 p.m. on Saturdays heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 150 square feet of Premises Rentable Area and an electrical load not exceeding 3.0 watts per square foot of Premises Rentable Area. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord may furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect. The rate in effect as of the date of this Lease shall be $55.00 per hour, and shall be subject to increase or decrease thereafter to reflect increases or decreases thereafter in the cost to Landlord of furnishing such service. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense.

2.    Cleaning.

      A.    Office Area

            Daily on Business Days:

            1. Empty and clean all waste receptacles and remove waste material from the Premises; wash receptacles as necessary.

            2. Sweep and dust mop all hard floor surfaces using a dust treated mop.

            3.    Vacuum all rugs and carpeted areas.

            4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

            5.    Wash clean all water fountains.

            6.    Wipe clean all brass and other bright work.

            7.    Hand dust all grill work within normal reach.

            8. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.

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

            Weekly

            1.    Dust coat racks, and the like.

            2. Remove all finger marks from private entrance doors, light switches and doorways.

            Quarterly

            Render high dusting not reached in daily cleaning to include:

            1. Dusting all pictures, frames, charts, graphs, and similar wall hangings.

            2. Dusting all vertical surfaces, such as walls, partitions, doors, and ducts.

            3.    Dusting all pipes, ducts and high moldings.

            4.    Dusting all venetian blinds.

      B.    Lavatories

            Daily on Business Days:

            1.    Sweep and damp mop floors.

            2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping, and toilet seat hinges.

            3.    Wash both sides of all toilet seats.

            4.    Wash all basins, bowls, and urinals.

            5.    Dust and clean all powder room fixtures.

            6.    Empty and clean paper towel and sanitary disposal receptacles.

            7.    Remove waste paper and refuse.

            8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

            9.    A sanitizing solution will be used in all lavatory cleaning.

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

            Monthly

            1.    Machine scrub common area lavatory floors.

            2.    Wash all partitions and tile walls in lavatories.

      C.    Main Lobby. Elevators. Building Exterior and Corridors

            Daily on Business Days:

            1.    Sweep and wash all floors.

            2.    Wash all rubber mats.

            3. Clean elevators, wash or vacuum floors, wipe down walls in corridors.

            4.    Spot clean any metal work inside lobby.

            5.    Spot clean any metal work surrounding Building Entrance doors.

            Monthly

      All resilient tile floors in public areas to be treated equivalent to spray buffing.

      D.    Window Cleaning

            Windows of exterior walls will be washed annually. Windows of atrium will be washed as required.

      E. Tenant requiring services in excess of those described above shall request same through Landlord, at Tenant's expense.

3.    Electrical Service.

            A. Landlord shall supply electricity to the Premises to meet a requirement not to exceed 3.0 watts per square foot of Premises Rentable Area for lighting and for office machines through standard receptacles for standard single-phase 120 volt alternating current. Tenant agrees in its use of the Premises not to exceed such requirement and that its total connected lighting load will not exceed the maximum from time to time permitted under applicable governmental regulations. Landlord shall purchase and install, at Tenant's expense (other than those in place as of the Commencement Date), all lamps, tubes, bulbs, starters and ballasts. Tenant shall pay all charges for electricity used or consumed in the Premises. Landlord shall bear the cost of installation, repair and maintenance of any electric meter to be used or installed in the Premises. In order to assure that the foregoing requirements are not exceeded and to avert any possible adverse

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

      affect on the Building's electric system, Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, connect any fixtures, appliances or equipment to the Building's electric distribution system other than typewriters, pencil sharpener, adding machines, handheld or desk top calculators, dictaphones, clocks, personal computers and radios.

            Tenant shall pay the Tenant's Electrical Charge for such service. Except as herein specifically set forth, the Tenant's Electrical Charge shall be unaffected by the extent of use of such service by Tenant and is deemed to be included as rental under this Lease payable as and when provided in Section 3.1 of this Lease. If Landlord reasonably determines, from time to time, that the cost to Landlord of electricity allocable to Tenant's use, demand and/or consumption of electricity (or Tenant's future use, demand and/or consumption of electricity as reasonably projected by Landlord) consistently exceeds, or is projected by Landlord to consistently exceed, the Tenant's Electrical Charge (any such use, demand or consumption of electricity by Tenant being hereinafter referred to as "EXCESS ELECTRICITY USE"), Landlord may, at its option, give written notice thereof to Tenant (any such notice being hereinafter referred to as an "EXCESS ELECTRICITY NOTICE") which notice shall specify the amount by which Landlord estimates that Landlord's cost of such Excess Electricity Use exceeds the Tenant's Electrical Charge (any such excess cost being hereinafter referred to as an "EXCESS ELECTRICITY USE CHARGE"). The Excess Electricity Use Charge specified in such Excess Electricity Notice shall be due and payable as additional rent as hereinafter provided. Any Excess Electricity Use Charge allocable to a period prior to the date of giving an Excess Electricity Notice shall, at the option of Landlord, be payable as additional rent within thirty (30) days after written demand is made therefor by Landlord. Excess Electricity Use Charges allocable to any period after the date of giving an Excess Electricity Notice shall be due and payable as additional rent monthly in advance in equal monthly installments for the balance of the Term of this Lease on the first day of each calendar month during the Term of this Lease with the first such installment being due and payable on the first day of the first full calendar month following the date of giving any such Excess Electricity Notice.

            B. Landlord will determine Excess Electricity Use at Landlord's option, as follows: (i) by installing submeter(s) and/or check meter(s) and related wiring and equipment in the Premises at Landlord's expense and/or (ii) by estimating Excess Electricity Use in the Premises, such estimates to be prepared by an independent electrical engineer engaged by Landlord and Landlord shall pay the costs of hiring such engineer) and/or
      (iii) by any other reasonably reliable method selected by Landlord to estimate and/or calculate Excess Electricity Use. Excess Electricity Use Charges shall be established by Landlord based upon Excess Electricity Use established as aforesaid and based upon Landlord's estimate of the additional cost of such electricity to Landlord over and above the Tenant's Electrical Charge and any then existing Excess Electricity Use Charges in effect. The cost of such electric submeter(s) as well as the cost of installation, repair and replacement of any such additional electrical submeter(s) shall be borne by Tenant. Payments due Landlord from Tenant under the terms of this Section shall be

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

      deemed to be included within the term "Escalation Charges". Landlord shall have the right, at any time, during the Term of this Lease and as often as it may elect to determine whether Tenant is incurring Excess Electricity Use and to assess Excess Electricity Use Charges as aforesaid. Following any such period when Tenant's electricity consumption and/or needs no longer exceed the Tenant's Electrical Charge, Tenant shall provide notice to that effect to Landlord and Landlord shall redetermine Tenant's Excess Electricity Use Charge, but Landlord shall not be required to redetermine Tenant's Excess Electricity Use more than once in any twelve (12) month period.

            C. If Tenant shall require, demand, use or consume electricity in excess of the quantity, voltage or connected load specified in paragraph 3A of this Exhibit D or outside the days or hours specified in said paragraph 3A (a) Tenant shall, within thirty (30) days after demand, reimburse Landlord, for the cost of such excess electricity. Further, if
      (i) in Landlord's reasonable judgment, Landlord's facilities are inadequate for such excess requirements, or (ii) such excess use shall result in an additional burden on the Building's utility systems or additional cost on account thereof, as the case may be, Tenant shall, within thirty (30) days after demand, reimburse Landlord for all additional costs related thereto. Further, if Tenant requires electricity in excess of the quantity, voltage or connected load specified in paragraph 3A of this Exhibit D, Landlord, upon written request from Tenant, and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as Landlord may reasonably require to supply such additional requirements of Tenant (if electricity therefor is then available to Landlord without affecting the Building or Landlord's plans therefor); provided that Landlord shall have no obligation to furnish any such excess electricity unless the same shall be permitted by applicable law and insurance regulations and shall not cause or threaten permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with, or disturb other tenants or occupants of, the Building or interfere with Landlord's plans for the Building.

            D. Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the reasonable judgment of Landlord desirable or necessary, or when prevented from supplying such services or use by strikes, lockouts, difficulty of obtaining materials, accidents or any other cause beyond Landlord's control, or by laws, orders or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power. No diminution or abatement of rent or other compensation, nor any direct; indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Failure or omission on the part of Landlord to furnish any of the foregoing services or use shall not be construed as

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

      an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

4.    Other Services.

      Landlord shall also provide:

            A. Passenger elevator service from the existing passenger elevator system in common with Landlord and other tenants in the Building.

            B. Hot water for lavatory purposes and cold water (at temperatures supplied by the municipality in which the Property is located) for drinking, lavatory and toilet purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and if Tenant defaults in making such payment, Landlord may pay such charges and collect same from Tenant as an additional charge.

            C. Free access to the Premises on Business Days from 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m., to 1 p.m., subject to restrictions based on emergency conditions and restricted access at all other times under conditions imposed to provide security for the Building, and all other applicable provisions of this Lease including, without limitation, the provisions of Section 7.4 hereof. Notwithstanding the foregoing, Landlord shall provide Tenant with keycard access to the Building on a twenty-four hour, seven day a week, fifty-two week a year basis.

            D. Maintenance of the exterior of the Building, landscaping and lawn care and ice and snow removal from exterior steps, walkways, parking areas and driveways.

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

                                    EXHIBIT D
                               OPERATING EXPENSES

Without limitation, Operating Expenses shall include:

1. All expenses incurred by Landlord or Landlord's agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workman's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Property and such other properties.

2. The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property, including without limitation fees, if any, imposed upon Landlord, or charged to the Property, by the state or municipality in which the Property are located on account of the need of the Property for increased or augmented public safety services.

3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties.

4. A fee for the management of the Property, not to exceed five percent (5%) of the gross revenues of the Property, including, without limitation, all rent and other charges paid by tenants in the Building, together with the cost of reasonable legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Property.

5. Premiums for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgagees in the Boston area for similar properties, including, but not limited to insurance covering loss of rent attributable to any such hazards, and public liability insurance.

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

6. If, during the Term of this Lease, Landlord shall make a capital expenditure (i) required as a result of a change in any Requirement after the date of this Lease, or (ii) for the purpose of reducing Operating Expenses, there shall be included in such Operating Expenses for the Operating Year in which it was made, and in Operating Expenses for each succeeding Operating Year, an annual charge-off of such capital expenditure. The annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages, by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure, and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

7. Costs for electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly by tenants.

8. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

Operating Expenses shall not include the following:

1. Painting, redecorating or other work which Landlord performs for any other Tenant or prospective Tenant of the Building other than painting, redecorating or other work which is standard for the Building and performed for tenants subsequent to their initial occupancy.

2. Any cost for services provided to specific tenants (rather than generally to all tenants in the Building) (such as repairs, improvements, electricity, special cleaning or overtime services) to the extent Landlord is directly reimbursed by such other tenants (excluding Tenant).

3. Leasing commissions and expenses of procuring tenants, including marketing costs, finders' fees, attorney's fees, lease concessions and lease take-over obligations.

4.    Depreciation.

5.    Interest on and amortization of debt for financing or refinancing.

6. Taxes of any nature, including real estate taxes and interest and penalties for late payment of taxes.

7.    Rent payable under any ground lease to which this Lease is subject.

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

8. Costs and expenses of enforcing leases against tenants, including legal fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, prospective tenants or other occupants.

9. Expenses resulting from any violation by Landlord of the terms of any lease of space in the building or of any ground or underlying lease or mortgage to which this lease is subordinate.

10. Landlord's general administrative overhead expenses or salaries of officers and executives of Landlord not connected with the operation of the Property or above the grade of property manager unless and to the extent such person is directly involved in the day to day operation of the Property.

11. Architectural, engineering and legal fees incurred in connection with leasing costs or preparing space for new tenants, leasing fees or commissions and advertising costs.

12. Interest or mortgage charges with respect to financing encumbering the Property.

13. Costs of reconstruction or other work incurred in connection with any fire or other casualty insured or required to be insured against hereunder.

14.   Charitable or political contributions.

15. Repairs or other work occasioned by (i) earthquake, fire, windstorm, or other casualty of the type which Landlord has insured or is required to insure pursuant to the terms of this Lease or for which Landlord is entitled to reimbursement, whether or not collected, from third parties, or (ii) the exercise of the right of eminent domain.

                                       50